Exhibit 99.2

April 17, 2006

Mr. Alan Christopher Johnson
Chairman of the Board
Chief Executive Officer
Mobile Reach International, Inc.
2054 Kildaire Farm Road #353
Cary, North Carolina 27511

Mr. Johnson,

Per recent discussions and agreements concerning the transition of the Company to a new management team, effective immediately, I resign from any and all officer appointments for Mobile Reach International, Inc. including but not limited to President, I resign from any and all officer appointments for Mobile Reach Technologies, Inc., including but not limited to President, I resign from any and all officer appointments for Mobile Reach Solutions, Inc., and I resign from any and all officer appointments for Objective Spectrum, Inc.

I look forward to seeing the business continue.

Sincerely,

/s/  Mark J. Lloyd -----------------------------      Mark J. Lloyd

April 21, 2006

Mr. Fabrizzio Busso-Campana
Chief Executive Officer
2054 Kildaire Farm Rd #353
Cary, North Carolina

Dear Mr. Busso-Campana,

Per recent discussions and agreements concerning the transition of the Company to a new management team, effective immediately, I resign from the Board of Directors of Mobile Reach International, Inc.

It has been my pleasure to serve, and I look forward to seeing the business continue on its path to success.

Sincerely,

/s/  Mark J. Lloyd -----------------------------      Mark J. Lloyd

April 21, 2006

Mr. Fabrizzio Busso-Campana
Chief Executive Officer
2054 Kildaire Farm Rd #353
Cary, North Carolina

Dear Mr. Busso-Campana,

To the Board of Directors of Mobile Reach International, Inc.

I am resigning as the Chief Executive Officer of Mobile Reach International, Inc.

It has been my pleasure to serve, and I look forward to seeing the business continue on its path to success.

This resignation is not as a result of any disagreement with the Company.

Sincerely,

/s/  A. Christopher Johnson -----------------------------      A. Christopher Johnson